UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2004

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by H&R Block, Inc. (the "Company") on September 10, 2004 to include the material terms of the employment agreement entered into by William L. Trubeck and HRB Management, Inc. on September 13, 2004.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreement between HRB Management, Inc., an indirect subsidiary of the Company and William L. Trubeck entered into on September 13, 2004. The material terms and conditions of the agreement are set forth in Item 5.02 below.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 9, 2004, H&R Block, Inc. (the "Company") announced that William L. Trubeck will join the Company on October 4, 2004 as Executive Vice President and Chief Financial Officer.

Mr. Trubeck, age 58, previously served as Executive Vice President - Western Group of Waste Management, Inc. from April 2003 to September 2004, Executive Vice President - Operations Support, Chief Administrative Officer and Chief Financial Officer of Waste Management, Inc. from May 2002 to April 2003, Executive Vice President and Chief Financial Officer of Waste Management, Inc. from March 2001 to April 2002, Senior Vice President and Chief Financial Officer of Waste Management, Inc. from March 2000 to March 2001, Senior Vice President - Finance and Chief Financial Officer of International Multifoods, Inc. from 1997 to March 2000 and President, Latin American Operation of International Multifoods, Inc. from 1998 to March 2000.

A copy of the press release issued by the Company on Thursday, September 9, 2004 is attached herewith as Exhibit 99.1.

On September 13, 2004, HRB Management, Inc., an indirect subsidiary of the Company entered into an Employment Agreement with Mr. Trubeck. The Agreement provides for an initial base salary of $450,000; participation in the Company's Short-Term Incentive Plan; a stock option to purchase 50,000 shares of the Company's common stock awarded on the effective date under the Company's 2003 Long-Term Incentive Compensation Plan (the "2003 Plan"); and 10,000 shares of restricted stock awarded on the effective date under the 2003 Plan.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: September 16, 2004

EXHIBIT INDEX

Exhibit 10.1    Employment Agreement between HRB Management, Inc. and William L. Trubeck.

Exhibit 99.1   Press Release issued by H&R Block, Inc. on September 9, 2004.